UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 26, 2009
JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State of Other Jurisdiction of Incorporation)

000-49728 (Commission File Number)	87-0617894 (I.R.S. Employer Identification No.)

118-29 Queens Boulevard, Forest Hills, New York (Address of principal executive offices)	11375 (Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On June 1, 2009, JetBlue Airways Corporation (the Company) filed a Current Report on Form 8-K solely to show the effects of the adoption of Financial Accounting Standards Board (FASB) Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), or FSP APB 14-1, on the accounting for the Company’s 2005 3.75% convertible unsecured notes due 2035 in its historical annual financial information included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (SEC file number 000-49728) (the FSP APB 14-1 Current Report). The FSP APB 14-1 Current Report did not contain our financial statement schedule for the three years ended December 31, 2008, and the related Report of JetBlue’s Independent Registered Public Accounting Firm. Attached as Exhibit 99.1 to the Current Report on Form 8-K is the financial statement schedule and the Report of Independent Registered Public Accounting Firm with respect to the financial statement schedule.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit	Title

23.1	Consent of Independent Registered Public Accounting Firm

99.1	JetBlue Airways Corporation Schedule II — Valuation and Qualifying Accounts for the year ended December 31, 2008 (unchanged from the Schedule II filed with our Annual Report Form 10-K for the year ended December 31, 2008) and the Report of Independent Registered Public Accounting Firm with respect to the financial statement schedule.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION (Registrant)
Date: August 26, 2009	By:	/s/ DONALD DANIELS
Vice President, Controller and Chief Accounting Officer (principal accounting officer)

Exhibit Index

Exhibit	Title

23.1	Consent of Independent Registered Public Accounting Firm

99.1	JetBlue Airways Corporation Schedule II — Valuation and Qualifying Accounts for the year ended December 31, 2008 (unchanged from the Schedule II filed with our Annual Report Form 10-K for the year ended December 31, 2008) and the Report of Independent Registered Public Accounting Firm with respect to the financial statement schedule.